UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2010

Morgan Stanley
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway New York, NY 10036
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 761-4000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 28, 2010, Morgan Stanley and Invesco Ltd. (“Invesco”) entered into a letter agreement (the “Amendment”) amending the Transaction Agreement between Morgan Stanley and Invesco dated October 19, 2009 (the “Agreement”).  The Amendment provided that the consideration payable to Morgan Stanley by Invesco in connection with the transactions contemplated by the Agreement would be $800 million in cash and approximately 30.9 million shares of Invesco preferred and common stock, whereas the Agreement originally provided for consideration consisting of $500 million in cash and approximately 44.1 million shares of Invesco preferred and common stock.

Item 8.01.	Other Events.

On June 1, 2010, Morgan Stanley completed its previously announced sale of its retail asset management business including Van Kampen Investments Inc. to Invesco for the consideration provided for by the Amendment and described above in Item 1.01.  Morgan Stanley’s equity interest in Invesco as a result of this sale consists of common and preferred shares representing in the aggregate approximately 7.1% of Invesco’s outstanding equity.

Forward-Looking Statements

Statements about the expected effects, timing, benefits, financial and operating results, synergies and cost savings related to the transaction and all other statements in this Current Report, other than historical facts, constitute forward-looking statements.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect current estimates, projections and expectations.  Any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected or anticipated.  These forward-looking statements are subject to numerous risks and uncertainties.  There are important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the control of Morgan Stanley, including: (1) the risks associated with transactions of this nature, (2) the impact of general economic and industry conditions, (3) adverse changes in the stock markets, the public debt markets and other capital markets, (4) changes in investor participation in the markets, (5) the risks of market fluctuations of Invesco common stock, (6) the impact of the transaction on Invesco’s common stock, (7) the impact of changes in accounting standards, rules or interpretations and (8) the impact of political conditions in the U.S. and abroad both generally and as they pertain to financial services companies specifically.  The actual results or performance and expected benefits of the transaction could differ materially from those expressed in, or implied by, these forward-looking statements.  Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Morgan Stanley.  For a discussion of additional risks and uncertainties that may affect the future results of Morgan Stanley, please see Morgan Stanley’s periodic reports filed with the Securities and Exchange Commission and available on www.sec.gov.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

2.1Letter Agreement between Morgan Stanley and Invesco Ltd. dated May 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY

Date:	June 2, 2010	By:	/s/ Martin M. Cohen
			Name:	Martin M. Cohen
			Title:	Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Letter Agreement between Morgan Stanley and Invesco Ltd. dated May 28, 2010.